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EXHIBIT 10(ee)

SIX FLAGS, INC.
DIRECTORS' STOCK OPTION PLAN

I.    The Plan

        There is hereby established the Directors Stock Option Plan (the "Plan") for Six Flags, Inc. (the "Company"), under which options may be granted to purchase shares of the common stock of the Company.

II.    Amount of Stock

        A maximum of two hundred fifty thousand (250,000) shares of the Company's common stock may be issued under the Plan upon exercises of options. Such shares may be authorized but unissued shares, shares held in the treasury or outstanding shares purchased from their owners on the market or otherwise. If any option granted under the Plan terminates for any reason, is forfeited or expires before the option is exercised in full or if any shares sold under the Plan are reacquired by the Company by reason of any right to reacquire such shares established at the time the shares were initially sold, the shares previously reserved for issuance upon exercise of such option or the shares so reacquired shall again be available under the Plan. A reduction of the exercise price of an option shall be treated as a cancellation of the option and the issuance of a new option and, for purposes of the preceding sentence, such cancellation shall not be treated as the termination or expiration of the option and, following such reduction of the exercise price, the shares treated as cancelled shall not again be available under the Plan.

        If the outstanding shares of the Company's common stock are from time to time increased, decreased, changed into or exchanged for a different number or kind of shares of the Company through merger, consolidation, reorganization, split-up, split-off, spin-off, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the number and kind of shares which may be issued upon exercise of options granted under the Plan such that each such option shall thereafter be exercisable for such securities as would have been received in respect of the shares subject to the option had such option been exercised in full immediately prior to such increase, decrease or change. Such adjustment shall be made successively each time that any such increase, decrease or change is made. In addition, in the event of any such increase, decrease or change, the Board of Directors (the "Board") shall make such further adjustments as are appropriate to the maximum number of shares subject to the Plan or to the other provisions of the Plan or to options granted thereunder.

III.    Administration

        (a)  The Plan shall be administered by the Board of the Company.

        (b)  Subject to the express terms and conditions of the Plan, the Board shall have full power to construe the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan. The exercise of these powers by the Board shall be conclusive and binding upon all present, past and future participants in the Plan.

        (c)  The Board may from time to time determine to which eligible directors, if any, options shall be granted under the Plan, the number of shares which may be issued upon exercise of any such option, the restrictions and forfeiture provisions related to any such grant, the period during which any option may be exercised, the circumstances under which the period of exercise may be accelerated, the exercise price of any option, the means of payment of the exercise price and of any withholding taxes upon exercise of any option, and the extent to which any option may be transferred to family members of the participant, trusts for the benefit of such family members or partnerships of which such family members are the only partners, determined in each case in accordance with the provisions of the Plan.

        (d)  The Board may from time to time, with the consent of the participant, adjust or reduce the option prices of options held by such participant by canceling such options and granting options to purchase the same or a lesser number of shares at lower option prices or by modifying, extending or renewing such options, as those terms are defined in Section 424(h) of the Code, and the applicable regulations thereunder. The Board may, from time to time, conditionally or unconditionally accelerate, in whole or in part, rights to exercise any option granted under the Plan.

        (e)  The Board shall report in writing to the Secretary of the Company the names of the eligible directors selected as participants in the Plan, and the terms and conditions of the options to be granted to each of them.

IV.    Eligibility for Participation

        All non-employee directors of the Company shall be eligible for selection as participants in the Plan.

V.    Terms and Conditions of Options

        The terms and conditions of each option granted under the Plan shall be evidenced by a Stock Option Agreement executed by the Company and the participant, which shall contain the following provisions, if applicable:

        (a)  The number of shares which may be issued upon exercise of the option, the period during which the option may be exercised, the purchase price or prices per share to exercise the option, and the means of payment for the shares and for any withholding taxes imposed upon exercise of the option; provided, however, that the purchase price or prices of each share of the Company's common stock subject to any option under the Plan shall be determined as follows:

          (i)    The purchase price of each share subject to a stock option under the Plan shall be determined by the Board prior to granting the option. The Board shall set the purchase price for each share subject to a stock option at either the fair market value of such share on the date the option is granted, or at such other price as the Board in its sole discretion shall determine; provided, however, that in no event shall the purchase price of a share subject to a stock option under the Plan be less than 50% of the fair market value of such share on the date the option is granted.

          (ii)  The fair market value of the shares on a particular date shall be deemed to be the average (mean) of the reported "high" and "low" sales prices of such shares on the largest national securities exchange (based on the aggregate dollar value of securities listed) on which such shares are then listed or traded. If such shares are not listed or traded on any national securities exchange, then, in each case, to the extent the Board determines in good faith that the following prices arise out of a bona fide, established trading market for the shares: (A) the average of the reported "high" and "low" sales price of such shares in the over-the-counter market, as reported on the National Association of Securities Dealers Automated Quotations System, or, if such prices are not reported thereon, the average of the closing bid and asked prices as so reported, or (B) if such prices are not reported, then the average of the closing bid and asked prices reported by the National Quotation Bureau Incorporated. In all other cases, the fair market value of a share shall be established by the Board in good faith.

        (b)  Such terms and conditions of exercise as may be set by the Board and specified in the Stock Option Agreement.

        (c)  That the option is not transferable other than by will, the laws of descent and distribution or, to the extent and subject to any condition provided in the Stock Option Agreement, to immediate family members of the grantee, trusts for the exclusive benefit of such family members or partnerships of which such family members are the only partners.

        (d)  In addition to the restrictions set forth in (c) above, such restrictions on transfer of the option, and such restrictions on transfer of the shares acquired upon exercise of the option, as may be set by the Board.

        (e)  Such other terms and conditions not inconsistent with the Plan as may be set by the Board, including provisions allowing acceleration of options upon a change of control of the Company or otherwise.

        (f)    In the discretion of the Board, any option granted hereunder may provide that such option may be exercised by the holder's surrender of all or part of such option to the Company in exchange for a number of shares of the Company's common stock having a total market value, as of the date of surrender, equal to the excess of (i) the market value, as of the date of surrender, of the number of shares that could be acquired by the exercise of the portion of the option that is surrendered, over (ii) the aggregate exercise price which would otherwise be paid to the Company upon a normal exercise of the option as to that number of shares. In the event the foregoing calculation would require the issuance of a fractional share, the Company shall, in lieu thereof, pay cash to the holder in an amount equal to the fair market value of such fractional share as of the date of surrender.

        (g)  Notwithstanding anything herein to the contrary, during the term of the Plan, no participant may be granted options with respect to more than 50% in the aggregate of the number of shares of common stock authorized to be issued under the Plan, counted as provided in, and as adjusted pursuant to, Section II above.

VI.    Limitation on Price for Shares

        No option shall be granted under the Plan at an exercise price that is less than the par value of the shares optioned.

VII.    Proceeds from Sales of Shares

        The proceeds from the sale of shares under the Plan upon the exercise of options shall be added to the general funds of the Company and may thereafter be used from time to time for such corporate purposes as the Board may determine and direct.

VIII.    Amendment, Suspension or Termination of Plan

        The Board may at any time amend, suspend or terminate the Plan. However, no such action by the Board may be taken without the approval of the stockholders of the Company entitled to vote thereon if such action would increase the aggregate number of shares subject to the Plan (other than pursuant to Section II of the Plan), change the provisions regarding eligibility for participation in the Plan or materially increase the benefit accruing to participants under the Plan. No amendment, suspension or termination of the Plan shall alter or impair any rights or obligations under any outstanding Stock Option Agreement without the consent of the holder of the Stock Option Agreement.

IIX.    Effective Date and Termination of the Plan

        (a)  The Plan shall be submitted for a vote at a meeting of the stockholders of the Company or shall be approved by written consent of the stockholders in accordance with and only to the extent permitted by the Company's charter and by-laws and by applicable state laws prescribing the method and degree of stockholder approval required for the issuance of corporate stock or options; provided, that if applicable state law does not provide a method and degree of required approval, the Plan must be approved by a majority of the votes cast at a duly held stockholders' meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan.

        (b)  If approved by the stockholders of the Company within 12 months before or after adoption of the Plan by the Board, the Plan shall become effective on the later of the date of such stockholder approval or the date of adoption of the Plan by the Board (the "Effective Date"). Unless sooner terminated by the Board, the Plan shall terminate on the date ten (10) years after the earlier of (i) the date the Plan is adopted by the Board or (ii) the Effective Date. After termination of the Plan, no further options may be granted under the Plan (other than upon the exercise of options previously granted under the Plan); provided, however, that such termination will not affect any options granted prior to termination of the Plan.

X.    Miscellaneous

        (a)  The invalidity or illegality of any provision of the Plan shall not affect the validity or legality of any other provision of the Plan.

        (b)  The Plan, any options granted or shares sold thereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware from time to time obtaining.

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  EXHIBIT 10(ee)
SIX FLAGS, INC. DIRECTORS' STOCK OPTION PLAN